UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2009

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On January 12, 2009, Ramco-Gershenson Properties Trust (the “Company) entered into a Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co, as sales agent (the “Sales Agent”).  In accordance with the terms of the Agreement, the Company may offer and sell up to 3,000,000 common shares, par value $0.01 (the “Shares”).  Sales of the Shares, if any, may be made in negotiated transactions or transactions deemed to be “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended.  The Sales Agent will make all sales directly on the New York Stock Exchange, the existing trading market for the Company’s common shares, or sales made to or through a market maker.

From time to time the Company may deliver a placement notice to the Sales Agent specifying the amount of common shares to be sold and the minimum price below which sales may not be made.  Upon receipt of a placement notice from the Company, and subject to the terms and conditions of the Agreement, the Sales Agent will use its commercially reasonable efforts consistent with normal trading and sales practices to sell such shares on such terms.  The Company or the Sales Agent may suspend the offering of common shares at any time upon proper notice to the other.

The compensation payable to the Sales Agent for sales of the Shares sold pursuant to the Agreement shall be equal to two and one-half percent (2.5%) of the gross sales price of the first 1,500,000 shares sold and two (2.0%) of the gross sales price on the next 1,500,000 shares sold  under the Sales Agreement.

Item 9.01     Financial Statements and Exhibits

(d)       Exhibit.

                      1.1              Sales Agreement, dated January 12, 2009, between Ramco-Gershenson Properties Trust and Cantor Fitzgerald & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	January 12, 2009	By:	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Sales Agreement, dated January 12, 2009, between Ramco-Gershenson Properties Trust and Cantor Fitzgerald & Co.

4